As filed with the Securities and Exchange Commission on December 21, 2012

Registration No. 333-185074

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NBT Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	6712	16-1268674
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

52 South Broad Street

Norwich, New York 13815

(607) 337-2265

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Martin A. Dietrich

President and Chief Executive Officer

NBT Bancorp Inc.

52 South Broad Street

Norwich, New York 13815

(607) 337-2265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

William P. Mayer, Esq. Lisa R. Haddad, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000	F. Sheldon Prentice, Esq. NBT Bancorp Inc. 52 South Broad Street Norwich, New York 13815 (607) 337-6530	Richard A. Schaberg, Esq. Hogan Lovells US LLP 555 Thirteenth Street, NW Columbia Square Washington, D.C. 20004 (202) 637-5910

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed joint proxy statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement (File No. 333-185074) originally filed with the Securities and Exchange Commission on November 20, 2012, is being filed solely for the purpose of filing Exhibits 8.1 (and the related consent included therein as Exhibit 23.2) and 8.2 (and the related consent included therein as Exhibit 23.3) and updating the Exhibit Index accordingly. This Amendment No. 1 does not relate to the contents of the joint proxy statement/prospectus that forms a part of the Registration Statement and, accordingly, the joint proxy statement/prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following is only a general summary of certain aspects of Delaware law and NBT’s certificate of incorporation related to the indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Article 12 of NBT’s restated certificate of incorporation, and the provisions of Article VI of NBT’s bylaws, as amended.

NBT is a Delaware corporation subject to the applicable indemnification provisions of the DGCL. Section 145 of the DGCL generally provides that all directors, officers, employees and agents of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of an action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

NBT’s bylaws provide for indemnification of directors, officers, trustees, employees and agents of NBT, and for those serving in such roles with other business organizations or entities, in the event that such person was or is made a party to (or is threatened to be made a party to) any civil, criminal, administrative or investigative action, suit, or proceeding (other than an action by or in the right of NBT) by reason of the fact that such person is or was serving in such a capacity for or on behalf of NBT. NBT will indemnify any such person against expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of NBT, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similarly, NBT shall indemnify such persons for expenses reasonably incurred in actions, suits, or proceedings brought by or in the right of NBT, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of NBT. In addition, NBT may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of NBT or is acting in such capacity for another business organization or entity at NBT’s request, against any liability asserted against such person and incurred in such capacity, or arising out of such person’s status as such, whether or not NBT would have the power or obligation to indemnify him against such liability under NBT’s bylaws.

Article 12 of NBT’s certificate of incorporation provides that no director will be personally liable to NBT or its shareholders for monetary damages for breach of a fiduciary duty as a director other than liability for any breach of such director’s duty of loyalty to NBT or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the DGCL, or for any transaction from which the director derived an improper personal benefit.

The foregoing indemnity and insurance provisions have the effect of reducing directors’ and officers’ exposure to personal liability for actions taken in connection with their respective positions.

In addition, as permitted under Delaware law, the Registrant maintains liability insurance covering directors and officers of NBT and its subsidiaries.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits required by this item are set forth on the Exhibit Index attached hereto and are incorporated herein by reference.

ITEM 22. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)(1) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwich, New York, on December 21, 2012.

NBT BANCORP INC.

By:	/s/ Martin A. Dietrich
Martin A. Dietrich
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Martin A. Dietrich	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2012
Martin A. Dietrich

*	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2012
Michael J. Chewens

*	Chairman of the Board	December 21, 2012
Daryl R. Forsythe

*	Director	December 21, 2012
Patricia T. Civil

*	Director	December 21, 2012
John C. Mitchell

*	Director	December 21, 2012
Richard Chojnowski

*	Director	December 21, 2012
Timothy E. Delaney

*	Director	December 21, 2012
James H. Douglas

*	Director	December 21, 2012
Michael M. Murphy

*	Director	December 21, 2012
Joseph A. Santangelo

*	Director	December 21, 2012
Robert A. Wadsworth

* By:	/s/ Martin A. Dietrich
Martin A. Dietrich Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 7, 2012, by and between NBT Bancorp Inc. and Alliance Financial Corporation (as incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K filed with the SEC on October 9, 2012).

3.1	Restated Certificate of Incorporation of NBT Bancorp Inc., as amended (as incorporated by reference to Exhibit 3.1 to Registrant’s Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 9, 2012).

3.2	Certificate of Designation of the Series A Junior Participating Preferred Stock (filed as Exhibit A to Exhibit 4.1 of the Registrant’s Form 8-K filed with the SEC on November 18, 2004, and incorporated herein by reference).

3.3	Bylaws of NBT Bancorp Inc., (incorporated by reference to Exhibit 3.2 to Registrant’s Form 10-K for the year ended December 31, 2001, filed with the SEC on March 29, 2002).

4.1	Specimen common stock certificate for NBT’s common stock (filed as Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-4 filed with the SEC on December 27, 2005, and incorporated herein by reference).

4.2	Rights Agreement, dated as of November 15, 2004, between NBT Bancorp Inc. and Registrar and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registrant’s Form 8-K filed with the SEC on November 18, 2004).

5.1	Opinion of Goodwin Procter LLP as to the validity of the shares being registered.**

8.1	Opinion of Goodwin Procter LLP as to certain federal income tax matters.*

8.2	Opinion of Hogan Lovells US LLP as to certain federal income tax matters.*

10.1	Employment Agreement, dated as of October 7, 2012, by and among Jack H. Webb, NBT Bancorp Inc. and Alliance Bank, N.A. (filed as Exhibit C to Exhibit 2.1 of the Registrant’s Form 8-K filed with the SEC on October 9, 2012, and incorporated herein by reference).

10.2	Voting Agreement, dated as of October 7, 2012, by and between Jack H. Webb and NBT Bancorp, Inc. (filed as Exhibit A to Exhibit 2.1 of the Registrant’s Form 8-K filed with the SEC on October 9, 2012, and incorporated herein by reference).

10.3	Form of Settlement Agreement, dated as of October 7, 2012, by and among certain executives, NBT Bancorp Inc., Alliance Financial Corporation and Alliance Bank, N.A. (filed as Exhibit B to Exhibit 2.1 of the Registrant’s Form 8-K filed with the SEC on October 9, 2012, and incorporated herein by reference).

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2	Consent of Goodwin Procter LLP (included in Exhibit 8.1).

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 8.2).

23.4	Consent of KPMG LLP with respect to NBT.**

23.5	Consent of Crowe Horwath LLP with respect to Alliance.**

24.1	Power of Attorney (included on signature page).**

99.1	Fairness Opinion of Keefe, Bruyette & Woods, Inc. (included as Annex B to the joint proxy statement/prospectus included in the Registration Statement filed with the SEC on November 20, 2012).

99.2	Consent of Keefe, Bruyette & Woods, Inc.**

99.3	Fairness Opinion of Ambassador Financial Group (included as Annex C to the joint proxy statement/prospectus included in the Registration Statement filed with the SEC on November 20, 2012).

Exhibit Number	Description

99.4	Consent of Ambassador Financial Group.**

99.5	Form of Proxy Card of NBT.+

99.6	Form of Proxy Card of Alliance.+

*	Filed herewith.
**	Previously filed.
+	To be filed by amendment.